Exhibit 10.1

EK B: VADELİ KREDİ SÖZLEŞMESİ

İşbu Vadeli Kredi Sözleşmesi (“Ek Sözleşme”),   31/08/2016 tarihli ve Kİ2-00000411 numaralı Genel Kredi Sözleşmesi (“GKS”) ve diğer Finansman Belgelerine ek olarak, Banka ile TRANSATLANTİC EXPLORATİON MEDİTERRANEAN INTERNATIONAL PTY LTD.MERKEZİ AVUSTRALYA TÜRKİYE ANKARA ŞUBESİ (“Kredi Alan”) arasında aşağıdaki şartlar dahilinde 22/02/2019 tarihinde imzalanmıştır.

Taraflar, aşağıda belirtilen hususların Finansman Belgelerinde belirlenen hususlar ile birlikte aynen ve eksiksiz olarak uygulanacağı, işbu Ek Sözleşmenin GKS’nin ayrılmaz bir parçası olduğu hususunda mutabıktırlar. İşbu Ek Sözleşmede yer almayan hususlarda GKS hükümleri geçerli olacaktır.

1.	KREDİ’YE İLİŞKİN ESASLAR

1.1	Kredi’nin Limiti/Para Cinsi: 20.000.000,00 USD (Yalnız/Yirmimilyon USDollars)
1.2	Vadesi: Kredi vadesi toplam 24 (Yirmidört) aydır. Kredinin geri ödenmesine ilişkin ödeme planı işbu Ek Sözleşme’nin ekinde (“Ödeme Planı”) yer aldığı gibidir.
1.3	Faiz Oranı: GKS’nin 2.05. maddesinde yer alan kredi faizi, yıllık % 7,5 (yüzde Yedi Buçuk) olarak belirlenmiştir.
1.4

Tarafların mutabakatıyla ve Kredi Limiti içinde kalmak kaydıyla Kredinin, kredili cari hesap veya ödeme planı oluşturulmak suretiyle vadeli kredi şeklinde kullanılması kararlaştırılabilir. Bu kapsamda kullanılacak Kredi, cari hesap usulüyle değil, ödeme planına göre işleyecek, Krediye ödeme planında belirlenen faiz, (varsa) komisyon oranları uygulanacak ve ödeme planı, anılan faiz ve (varsa) komisyon tutarlarını içerecektir. Kredi geri ödeme detayları ve faiz, komisyon oranları işbu sözleşmenin ayrılmaz bir parçası olan EK-Ödeme olanında belirtildiği şekilde olacaktır.

1.5	Erken Geri Ödeme: İşbu Ek Sözleşme kapsamında kullanılan Kredi’nin GKS’nin 2.08. maddesi kapsamında tamamının veya bir kısmının Kredi Alanın özkaynakları ile erken geri

ANNEX B: TERM LOAN CONTRACT

This Term Loan Contract (“Supplementary Contract”), were signed in addition to the General Credit Agreement (”GCA”) dated 31/08/2016 and numbered Kİ2-00000133 and other Financing Documents, Between the Bank and TRANSATLANTİC EXPLORATİON MEDİTERRANEAN INTERNATIONAL PTY LTD.MERKEZİ AVUSTRALYA TÜRKİYE ANKARA ŞUBESİ (“Borrower”) within the conditions below at 22/02/2019.

The parties agree that the following particulars are an integral part of the GCA of this Supplementary Contract, which shall apply exactly and in full with the particulars specified in the Financing Documents. The provisions of GCA shall apply in respect of particulars not included in the Supplementary Contract.

1. PRINCIPLES RELATED TO THE LOAN

1.1	Loan Limit/Currency: USD 20,000,000.00 USD (Twenty Million Thousand US Dollars)
1.2	Maturity: The maturity of the loan is 24 (twenty four) months. The payment plan for the repayment of the loan is as shown in Supplementary Contract’s annex ("Payment Plan").
1.3	Interest rate: The interest rate on the loan is 7,5% (half past seven percent) per year as mentioned in GCA article 2.05.
1.4

Subject to the mutual agreement of Parties and subject to remain within the Credit Limit, Parties may agree that the Credit isutilised as a term loan by granting a credited current account or payment plan. The utilised Credit to be utilized in this scope should be granted in accordance with the payment plan procedure instead of current account procedure. Interest rate and commission rates (if any) determined in the payment plan shall include the interest rate and commission rates (if any). The repayment details and interest, commission rates shall be as stated utilizing a credit, the Borrower shall pay an annual commission of 2% (two percent) upon the outstanding Principal.

1.5	Early Payment: In the event that all or a part of the Loan used within the scope of the Supplementary Contract is paid early within the context of the article 2.08 of the GCA,

ödenmesi durumunda Kredi Alan, kalan Kredi anapara tutarı üzerinden % 0,5 (yüzde sıfır virgül beş) oranında, Kredinin diğer finansal kuruluşlar aracılığı ile erken geri ödenmesi durumunda, Kredi Alan Kalan kredi tutarı üzerinden yıllık %2 (Yüzde iki) erken geri ödeme komisyonunu Bankaya ödeyecektir.

1.6	Kredi Kullanım Amacı: İşletme Sermayesi Finansmanı ve Yatırım Harcamaları.
2.	Nakit Akışı ve Ödemeler

Grup (Transatlantic Exploration Mediterranean İnternational Pty Ltd. Merkezi Avustralya Türkiye Ankara Şubesi, Amity Oil İnternational Pty Limited Merkezi Avustralya Türkiye Ankara Şubesi, Talon Exploration Ltd.-(Merkezi Bahama Adalari) Türkiye Ankara Şubesi, DMLP Ltd Merkezi Bahama Adaları Türkiye Ankara Şubesi, Transatlantic Turkey Limited Şirketi-Türkiye Ankara Şubesi), kredi ilişkisinin devamı boyunca, tüm faaliyetlerinden kaynaklanan nakit akışlarının, işlem hacminin ve Kredi geri ödemelerinin aşağıda belirtilen şekilde Bankadaki hesapları aracılığı ile gerçekleştirileceğini, bu hususun Banka tarafından Krediye ilişkin detayların belirlenmesinde ve Kredinin devamlılığının sağlanmasında esaslı bir unsur teşkil ettiğini bildiğini kabul ve taahhüt eder. Bu doğrultuda

Kredi Alan,

i.

EFT, POS, havale, çek, doğrudan borçlandırma sistemi, nakit, fatura, ihracat, kredi kartı, SGK, vergi ve diğer yollar ile gerçekleştirdiği tüm Türk lirası ve döviz cinsi ile yapılacak tahsilatların ve/veya ödemelerin tamamının Bankadaki hesaplara yapılacağını ve tahsilatlarda ve/veya ödemelerde Bankanın nakit yönetimi tahsilat ve ödeme sistemlerinin kullanılacağını, with the Borrower’s own funds, the Borrower will pay 0,5% (point five percent) per year of the remaining Loan capital; in case the loan is paid early by other financial institutions, the Borrower will pay 2% (two percent) per year of the remaining Loan amount as an early payment penalty.

1.6	Loan Usage Purpose: Operating Capital Financing and Investment Expenditures.
2	Cash Flow and Payments

The Group, (Transatlantic Exploration Mediterranean İnternational Pty Ltd. Incorporated in Australia Turkey Ankara Branch, Amity Oil İnternational Pty Limited Incorporated in Australia Turkey Ankara Branch, Talon Exploration Ltd.-(Incorporated in Bahamas Turkey Ankara Branch, DMLP Ltd Incorporated in Bahamas Turkey Ankara Branch, Transatlantic Turkey Ltd. Şti. -Turkey Ankara Branch) during the course of the loan relationship, acknowledges and undertakes that the cash flows arising from all of its activities, transaction volume and Loan repayments are realized through the accounts of the Bank as described below and these constitute a substantial element in determining the details of the Loan by the Bank and in ensuring the continuity of the Loan. With this direction,

ii.

Sigorta işlemlerinin (Hayat Dışı, Hayat ve Ferdi Kaza) ve Bireysel Emeklilik işlemlerinin tamamını, en iyi gayret bazında Bankanın acenteliğini yapmakta olduğu sigorta ve emeklilik şirket(ler)i aracılığı ile gerçekleştireceğini,

iii.

Firma, ana faaliyetinden kaynaklanan Commodity(emtia) fiyat ve döviz kuru riskine maruz kalmamak için kreditör bankası olan Denizbank ile hedging (korunma)  işlemlerini gerçekleştirmeyi taahhüt eder. Denizbank ile gerçekleştirilecek olan hedging işlemleri, Denizbank’ın tahsis ettiği türev limitin en az %75’i kullanılacak kadar olmalıdır. Bu hedging işlemleri Commodity forward, opsiyon, swap ve/veya fx forward, swap, opsiyon şeklinde olmalıdır.

iv.	Leasing işlemlerini öncelikle ve en iyi gayret bazında Deniz Finansal Kiralama A.Ş. aracılığı ile gerçekleştireceğini,
v.	Faktoring işlemlerini öncelikle ve en iyi gayret bazında Deniz Faktoring A.Ş. aracılığı ile gerçekleştireceğini,
vi.	Kredi vadesi boyunca, maaş ödemelerinin promosyonsuz şekilde Bankamız hesapları aracılığıyla ödeneceğini kabul, beyan ve taahhüt eder.

2.1

Yukarıda sayılan bankacılık hizmetleri kapsamında Banka tarafından gerçekleştirilecek olan havale, EFT, para transferi, repo, mevduat, döviz tevdiat, TL/YP teminat mektubu, akreditif, SWIFT mesajı, vesaik/mal mukabili ithalat, peşin ithalat, vesaik/mal mukabili ihracat, peşin ihracat, kabul kredisi, çek ve senet tahsili, döviz alım satım, çek/senet tahsil işlemleri ve bunlarla sınırlı olmaksızın ilgili her türlü işlem masraf, ücret ve komisyon tarifesi Banka tarafından Kredi Alana işbu Sözleşmenin imzasından itibaren 1 (ay) içinde ve her halükarda ilk işlem tarihine

The Borrower,

acknowledges and

undertakes that,

i. All collections and/or payments to be made in Turkish Liras and other currencies via EFT, POS, wire transfer, check, direct debiting system, cash, invoice, export, credit card, SGK, tax and other ways to be made via the accounts within the Bank and Bank’s cash management collection and payment systems will be used in collections and / or payments,

ii. All insurance transactions (Non-Life, Life and Personal Accident) and Individual Pension transactions will be carried out through insurance and pension company/companies, which are the Bank’s agent on the best effort basis,

iii.

The company undertakes to realize hedging transactions with Denizbank, the creditor bank, in order to avoid getting exposed to Commodity price and exchange rate risk resulting from its main activity. Hedging transaction to be realized with Denizbank shall use at least 75% of the derivative limit allocated by Denizbank. These hedging transactions shall be in the form of Commodity forward, option, swap and/or fx forward, swap, option.

iv.	Derivative and treasury transactions will be carried out primarily through the Bank on the best effort basis,
v.	Leasing transactions will be carried out by Deniz Finansal Kiralama A.Ş. primarily and on the best effort basis,
vi.	Throughout the loan maturity, the salary payments will be paid through our Bank’s accounts without any promotion

2.1

All wire transfer, EFT, money transfer, repo, deposit, currency account, guarantee letters in TL/foreign currency, letter of credit, SWIFT message, imports CAG/CAD, cash import, acceptance credit, check and bill collections, currency buying/selling, check/bill collection kadar bildirilecek olup, Banka tarafından herhangi bir bildirimde bulunulmaması durumunda Bankanın cari masraf, ücret ve komisyon tarifesi geçerli olacaktır.

2.2

Kredi Alan, mevcut limitleri kapsamında bulunan her türlü kredili bankacılık işlemi ile ilgili taleplerini öncelikli olarak Bankaya ileteceğini, Bankanın bu işlemi yapmayı kabul etmemesi halinde diğer kuruluşlara başvuracağını kabul, beyan ve taahhüt eder.

Banka, Kredi ilişkisinin devamı boyunca, her cari yılsonunda işbu 2. madde hükümlerinin yerine getirilip getirilmediğini kontrol edecektir.

Kredi Alan’ın, işbu madde hükümlerini ihlal etmesi halinde ve Banka tarafından yazılı bildirim yapılarak en iyi gayret çerçevesinde madde konusu hükümlerin yerine getirilmesi talep edilecektir. Kredi Alan da bu hususta en iyi gayret çerçevesinde madde hükümlerinin yerine getirilmesi hususunda azami gayret gösterecektir.

3.	TAAHHÜTLER
3.1

Kredi alan, Bankanın yazılı ön izni olmadan aktifleri, gelirleri ya da mal varlığının tamamı ya da herhangi bir bölümü ile ilgili veya bunlar üzerinde herhangi bir takyidat veya sınırlama yaratmayacağını taahhüt eder. Kredi alan, Bankanın yazılı ön izni olmadan hiç kimse lehine açık veya zımni kefil olamayacak ( işbu kredinin teminatı olarak verilen kefaletnameler hariç olmak üzere) veya garanti vermeyecektir.

3.2

Kredi alan, Bankanın yazılı ön izni olmadan, malvarlığında azalmaya yol açacak faaliyetlerini engelleyecek, imkansız kılacak veya Esaslı Olumsuz Etki yaratacak şekilde varlıklarının veya gelirlerinin herhangi bir bölümünü veya tamamını satmayacak ve satılmasına transactions within the context of the aforementioned banking services that will be performed by the Bank and not limited with the above, a tariff for all kinds of transaction charges, fees and commission shall be notified by the Bank within 1 (month) from the date of signature of this Contract and by the first transaction date in any case and where there is no further notification by the Bank, the charges, fees and commission tariff will be applicable.

2.2

The Borrower accepts, declares and undertakes that it will forward the requests related to all kinds of loan related banking transactions within the current limits to the Bank, and where the Bank does not accept this transaction, it will apply to other institutions.

During the course of the Loan relationship, the Bank will check whether the provisions of Article 2 have been fulfilled at the end of each current year.

In the event of a violation of the provisions of this Article, the Bank will notified in writing and shall request compatibility with the provisions of the article on the best effort basis. The Borrower will also make the utmost effort to fulfil the provisions of the article on the best effort basis in this respect.

3	COMMITMENTS
3.1

The borrower undertakes that the it will not create any restrictions or limitations on all or a part of its own assets, revenues or properties without the prior written consent of the Bank. The borrower shall not give guarantees or sureties (except for sureties issued as the collateral for this loan) without the prior written consent of the Bank.

3.2

The borrower will not engage in activities or will not sell or will not permit the sale of any or all of its assets or revenues in such that would lead to a reduction, preclusion or in a way as to create an Essential Negative Impact and will not transfer or otherwise dispose on

müsaade etmeyecek, devretmeyecek veya bunlar üzerinde başka şekilde tasarrufta bulunmayacaktır.

3.3

Kredi alan, Bankanın yazılı ön izni olmadan, gerek yurt içi gerekse de yurtdışındaki finansal kurum ve/veya kuruluşlara borçlanamayacağını veya lehlerine teminat vermeyeceğini ve Grup firmalarının da (Transatlantic Exploration Mediterranean İnternational Pty Ltd. Merkezi Avustralya Türkiye Ankara Şubesi, Amity Oil İnternational Pty Limited Merkezi Avustralya Türkiye Ankara Şubesi, Talon Exploration Ltd.-(Merkezi Bahama Adalari) Türkiye Ankara Şubesi, DMLP Ltd Merkezi Bahama Adalari Türkiye Ankara Şubesi, Transatlantic Turkey Limited Şirketi-Türkiye Ankara Şubesi) gerek yurtiçindeki gerekse de yurtdışındaki finansal kurum ve/veya kuruluşlara borçlanmayacağını kabul ve taahhüt eder.

3.4

Kredi alan, Bankanın yazılı ön izni olmadan, ortaklık yapısında doğrudan veya dolaylı herhangi bir kontrol değişiklik meydana gelmeyeceğini kabul ve taahhüt eder.  İş bu madde kapsamında ‘’Kontrol’’ herhangi bir Kişinin,

(i)	Sermayesinin %50 sinden (yüzdeelli) fazlasına doğrudan veya dolaylı olarak sahip olmasını; veya
(ii)	Yukarıda (i) bendinde sayılan koşul aranmaksızın imtiyazlı hisseler, oy anlaşmaları veya sair surette oy hakkının çoğunluğunu elinde bulundurmasını: veya
(iii)	Yukarı (i) bendinde sayılan koşul aranmaksızın herhangi bir suretle yönetim kurulu üyelerinin karara esas çoğunluğunu atayabilme ya da these without the Bank’s written prior consent.

3.3

The borrower acknowledges and undertakes that it shall not owe or warrant to the financial institutions and/or institutions within the country or abroad without the prior written consent of the Bank and that its Group firms (Transatlantic Exploration Mediterranean İnternational Pty Ltd. Incorporated in Australia Turkey Ankara Branch, Amity Oil İnternational Pty Limited Incorporated in Australia Turkey Ankara Branch, Talon Exploration Ltd.-(Incorporated in Bahamas) Turkey Ankara Branch, DMLP Ltd Incorporated in Bahamas Turkey Ankara Branch, Transatlantic Turkey Ltd. Şti. -Turkey Ankara Branch) shall not owe to the financial institutions and/or institutions within the country or abroad.

3.4

The borrower acknowledges and undertakes that no direct or indirect control change will occur within the partnership structure of the borrower without the prior written consent of the Bank.  Within the context of this article, “Control” refers to any person,

(I)	Having direct or indirect ownership of more than 50% (fifty percent) of the capital; or
(II)	(I) possessing the majority of privileged shares, voting rights, voting agreements or otherwise, irrespective of the circumstances set out the (i) item above; or
(III)	Possessing the authority to appoint or dismiss the decisive majority of the board members in any way irrespective of the circumstances set out the (i) item above.
3.5	The Borrower will insure all other real estate within the boundaries of the Republic of Turkey that are under mortgage by our bank

görev alma gücünü elinde bulundurmasını ifade eder.

3.5

Kredi alan, bankamıza ipotekli olan ve gruba ait Türkiye Cumhuriyeti sınırları içindeki diğer gayrimenkullerini yangın, deprem gibi doğabilecek rizikolara ve işbu Ek Sözleşmenin imzası tarihinden sonra ortaya çıkacak olan yeni risklerin teminat altına alınmasına ilişkin olarak Bankanın gerekli göreceği her türlü rizikolara karşı, Banka lehine sigortalayacak ve bu sigorta poliçelerine ve (varsa) daha önceden düzenlenen ve banka tarafından uygun görülüp kabul edilen sigorta poliçeleri için düzenlenecek zeyilnamelere Bankayı dain-i mürtehin sıfatı olarak kaydettirecektir.

Kredi alan yeni sigorta poliçelerini Bankanın uygun gördüğü şekil ve içerikte yaptıracak olup , (varsa) mevcut sigorta poliçelerini, Bankanın ilk yazılı talebi üzerine, Bankanın talep edeceği şekil ve içeriğe uygun hale getirecektir. Kredi alan, daha önceden düzenlenen ve Banka tarafından uygun görülüp kabul edilen sigorta poliçelerinin vadesinin bitiminde, Bankanın acenteliğini yapmakta olduğu sigorta şirket(ler)i aracılığı ile gerçekleştirmeyi en iyi gayret bazında kabul ve taahhüt eder.

3.6

Transatlantic Exploration Mediterranean İnternational Pty Ltd. Merkezi Avustralya Türkiye Ankara Şubesi, Petrogas Petrol Gaz ve Petrokimya Ürünleri İnşaat Sanayi ve Ticaret Anonim Şirketi, Amity Oil İnternational Pty Limited Merkezi Avustralya Türkiye Ankara Şubesi, Talon Exploration Ltd.-(Merkezi Bahama Adalari) Türkiye Ankara Şubesi, DMLP Ltd Merkezi Bahama Adalari Türkiye Ankara Şubesi, Transatlantic Turkey Limited Şirketi-Türkiye Ankara Şubesi (‘’Kredi Alan ile beraber müteselsil kefiller’’) , Finansman Belgeleri ve işbu Ek Sözleşmeye konu kredinin Anapara, faiz ve tüm fer’ileri ile birlikte geri ödenmesini, Kredi Alan ile beraber müteselsil kefil olarak tekeffül and are owned by the group and other real estates against risks that may arise such as fire and earthquake and against any and all risks which the Bank may deem necessary in connection with the assurance of new risks arising after the date of signature of this Supplementary Contract in the favour of the bank and will add to these insurance policies and (if any) the pre-arranged insurance policies for the insurance policies deemed acceptable by the bank, the Bank shall be registered as the pledgee.

The borrower will receive the new insurance policies in the form and content appropriate to the Bank and will change the current insurance policies (if any) on the first written request of the Bank to the form and content requested by the Bank. Upon the expiry of the insurance policies which were deemed acceptable by the Bank, the Borrower accepts and undertakes to realize these transactions on the best effort basis through the insurance company/companies that the Bank is acting as agent.

3.6

Transatlantic Exploration Mediterranean İnternational Pty Ltd Incorporated in Australia Turkey Ankara Branch, Petrogas Petrol Gaz ve Petrokimya Ürünleri İnşaat Sanayi ve Ticaret Anonim Şirketi, Amity Oil İnternational Pty Limited Incorporated in Australia Turkey Ankara Branch, Talon Exploration Ltd.-(Incorporated in Bahamas) Turkey Ankara Branch, DMLP Ltd Incorporated in Bahamas Turkey Ankara Branch, Transatlantic Turkey Ltd. Şti. -Turkey Ankara Branch, (”Joint sureties together with the Borrower”), shall guarantee the repayment of the capital, interest and all accessories of the loan subject to the Supplementary Contract together with the Borrower, as joint guarantor and acknowledge and undertake that the deficient edecekler ve bu maksatla eksik kefaletnamenin en geç işbu Ek Sözleşmenin imza tarihi itibariyle Kredi Alan ile beraber müteselsil kefiller tarafından imzalanmasını sağlamayı kabul ve taahhüt eder.

3.7

Kredi Alan, kendisi ve Grubun işbu Ek Sözleşmenin imzalanmasını takip eden 12 (oniki) aylık dönemde yapacağı Yeni Kuyu Sondajı yatırımlarının sonuçları ile ilgili Bankaya bildirimde bulunacağını Kabul ve taahhüd eder. Bildirimler, kuyu özellikleri, gerçekleşen yatırım miktarı,sondaj sonucunda herhangi bir üretim elde edilip edilmediği, üretim olması durumunda üretim projeksiyonu ve rezervler üzerindeki etkisi gibi Bankanın talep edeceği bilgileri içerecektir. 3 (üç) maddeden oluşan işbu Sözleşme Taraflar arasında 2 (iki) nüsha olarak tanzim ve imza olunmuştur.

EK: Ödeme Planı

KREDİ ALAN

TRANSATLANTİC EXPLORATİON

MEDİTERRANEAN INTERNATIONAL

PTY LTD.MERKEZİ AVUSTRALYA

TÜRKİYE ANKARA ŞUBESİ

Sicil (veya	ANKARA - 383993

Oda)

Numarası:

Internet

Sitesi:

Telefon	0312-9391950

Numarası:

Adres:	İran Caddesi Karum İş

Merkezi  No:21 F Blok

Kat:5 No: 427 Kavaklıdere

Çankaya / Ankara       Posta

Kodu : 06680

İmza:

Ad:

Unvan:

BANKA

DENİZBANK A.Ş.

Sicil368587/316169

Numarası:

surety bond will be signed by the joint sureties along with the Borrower at the date this Supplementary Contract’s signature at latest for this purpose.

3.7

The Borrower acknowledges and undertakes that itself and the Group will notify the Bank of the results of the New Well Bore investments to be made during the 12 (twelve) month period following the signing of this Supplementary Contract. Notifications will include details of well properties, actual amount of investment, whether or not any production is obtained as a result of boring, production projections in case of production, and the effect on the reserves. This Contract, consisting of three (3) pieces, has been issued and signed between the Parties in two (2) copies.

ANNEX: Payment Plan

BORROWER

TRANSATLANTİC EXPLORATİON

MEDİTERRANEAN INTERNATIONAL

PTY LTD. INCORPORATED IN

AUSTRALIA, TURKEY ANKARA

BRANCH

Register (or	ANKARA - 383993

Chamber)

Number:

Website:

Phone	0312-9391950

number:

Address:	İran Caddesi Karum İş

Merkezi  No:21 F Blok

Kat:5 No: 427 Kavaklıdere

Çankaya / Ankara

Postcode : 06680

Signature:

Name:

Title:

BANK

DENİZBANK A.Ş.

Registry	368587/ 316169

Number:

Internet Sitesi:	www.denizbank.com
Telefon	444 0 800

Numarası:

Adres:	Büyükdere Cad. No:141
34394 Esentepe/İstanbul

İmza huzurumda atıldı ve müşteri bilgileri teyit edildi.

Ad Soyad:

İmza:

Unvan:

Şube Adı:	OSTİM TİCARİ MERKEZ
ŞUBE

İmza

Yetkili Ad

Soyad

Yetkili

İmzalar

İşbu Ek Sözleşmenin bir nüshası tarafıma teslim edilmiş olup, erken geri ödeme ve kredi kullandırım komisyonu dahil yukarıda belirtilen tüm hususlar talep ettiğim ve Banka ile mutabık kaldığım kredi esaslarına uygundur.

KREDİ ALAN

TRANSATLANTİC EXPLORATİON MEDİTERRANEAN

INTERNATIONAL PTY LTD.MERKEZİ AVUSTRALYA TÜRKİYE ANKARA ŞUBESİ

İmza:

Website:	www.denizbank.com

Phone

number:	444 0 800
Address:	Büyükdere Cad. No:141
34394 Esentepe/İstanbul

The signatures were put within my presence and customer information has been verified.

Name

Surname:

Signature:

Title:

Branch

Name:	OSTİM TİCARİ MERKEZ
BRANCH

Authorised

Signatory

Name

Surname

Authorised

Signatures

I received a copy of this Additional Contract and all elements including the early payment and loan usage commission is consistent with the credit provisions I have requested and agreed with the Bank.

BORROWER

TRANSATLANTİC EXPLORATİON MEDİTERRANEAN INTERNATIONAL PTY LTD. INCORPORATED IN AUSTRALIA, TURKEY ANKARA BRANCH

Signature: